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                                                                   Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 28, 2000, with respect to the consolidated financial statements and schedules of The Seibels Bruce Group, Inc., included in this Annual Report (Form 10-K) for the year ended
December 31, 1999 into the Company's previously filed Registration Statements (File S-8 Nos. 333-14135, 333-15457, 2-70057, 2-83595, 33-34973, 33-43618,
33-43601, and 2-48782).



ARTHUR ANDERSEN LLP


Columbia, South Carolina,
March 28, 2000.